As filed with the Securities and Exchange Commission on April 2, 1997
                                                     Registration  No. 333-____
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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                 -------------------
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        Under
                              THE SECURITIES ACT OF 1933

                                ---------------------
                                ALTRIS SOFTWARE, INC.
                (Exact name of registrant as specified in its charter)

                                ---------------------
         CALIFORNIA                                             95-3634089
(State or Other Jurisdiction of                             (I.R.S. Employer
Incorporation or Organization)                             Identification No.)
                                ---------------------
                               9339 Carroll Park Drive
                             San Diego, California  92121
                                    (619) 625-3000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------------

                    AMENDED AND RESTATED 1996 STOCK INCENTIVE PLAN
                               (Full title of the plan)

                                ---------------------
                                     JOHN W. LOW
                        Chief Financial Officer and Secretary
                                ALTRIS SOFTWARE, INC.
                              9339 Carroll Park Drive
                             San Diego, California  92121
                                    (619) 625-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------------
                                   WITH A COPY TO:
                               RUSSELL C. HANSEN, ESQ.
                             Gibson, Dunn & Crutcher LLP
                                2029 Century Park East
                            Los Angeles, California  90067
                                    (310) 552-8500

                                ---------------------
                           CALCULATION OF REGISTRATION FEE

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
                                                       Proposed Maximum       Proposed Maximum
    Title of Securities             Amount to         Offering Price per         Aggregate             Amount of
     to be Registered             be Registered           Share (1)          Offering Price (1)     Registration Fee
------------------------------------------------------------------------------------------------------------------------

  Common Stock, no par value         625,000           $5.375 per share         $3,359,375               $1,018

------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

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
    (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Company's Common Stock on the Nasdaq National Market on March 27, 1997.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed by Altris Software, Inc. (formerly, Alpharel, Inc.) (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are by this reference incorporated in and made a part of this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996;

         (b) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission on December 5, 1991; and

         (c) All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 317 of the General Corporation Law of the State of California (the "GCL") authorizes indemnification when a person is made a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or was serving as a director, officer, employee or agent of another corporation at the request of the corporation, and if such person acted in good faith and in a manner reasonably believed by him or her to be in the best interests of the corporation. With respect to any criminal proceeding, such person must have had no reasonable cause to believe that his or her conduct was unlawful. If it is determined that the conduct of such person meets these standards, such person may be indemnified for expenses incurred and amounts paid in such proceeding if actually and reasonably incurred in connection therewith.

         If such a proceeding is brought by or on behalf of the corporation (i.e., a derivative suit), such person may be indemnified against expenses actually and reasonably incurred if such person acted in good faith and in a manner reasonably believed to be in the best interest of the corporation and its shareholders. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the corporation in the performance of his or her duty to the corporation and its shareholders; however, a court may, even in such cases, allow indemnification to such person for expenses as the court deems proper. Additionally, there can be no indemnification with respect to amounts paid in settling or otherwise disposing of pending actions without court approval or with respect to expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

         Where such person is successful in any such proceeding, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases, indemnification is made by the corporation upon determination by it that indemnification of such person is proper because such person has met the applicable standard of conduct.

         The Company's Articles of Incorporation and Bylaws provide for the indemnification of its directors and officers to the extent permitted by the GCL, pursuant to which the Company has entered into indemnity agreements with such persons. In addition, the Company has established an indemnity trust with an initial principal amount of $250,000 to serve as a vehicle for funding any indemnification required to be paid by the Company to its directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The Exhibit Index appears on page 6.

ITEM 9.  UNDERTAKINGS.

    (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 31st day of March, 1997.

                             ALTRIS SOFTWARE, INC.

                             By:  /s/ JAY V. TANNA
                                  ---------------------------------------
                                  Jay V. Tanna
                                  President and Chief Executive Officer


                                  POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jay V. Tanna and John W. Low his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might, or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

         Signature                                 Title                                 Date
         ---------                                 -----                                 ----

    /s/ Jay V. Tanna
--------------------------------- President and Chief Executive Officer and         March 31, 1997
    Jay V. Tanna                   Director (Principal Executive Officer)

    /s/ John W. Low
--------------------------------- Chief Financial Officer and Secretary             March 31, 1997
    John W. Low                    (Principal Financial and Accounting Officer)

    /s/ D. Ross Hamilton          Chairman of the Board of Directors                March 31, 1997
---------------------------------
    D. Ross Hamilton

    /s/ Michael J. McGovern       Director                                          March 31, 1997
---------------------------------
    Michael J. McGovern

    /s/ Larry D. Unruh            Director                                          March 31, 1997
---------------------------------
    Larry D. Unruh

    /s/ Norwood H. Davis, Jr.     Director                                          March 31, 1997
---------------------------------
    Norwood H. Davis, Jr.

    /s/ Robert H. Smith           Director                                          March 31, 1997
---------------------------------
    Robert H. Smith


                                    EXHIBIT INDEX




                                                                             SEQUENTIALLY
EXHIBIT                                                                        NUMBERED
NUMBER                            DESCRIPTION                                    PAGE
------                            -----------                                   ------
  5      Opinion of Gibson, Dunn & Crutcher LLP. . . . . . . . . . . . . .          7

*10.1    Amended and Restated 1996 Stock Incentive Plan of the Registrant

+10.2    Form of Incentive Stock Option Agreement of the Registrant

+10.3    Form of Non-Qualified Stock Option Agreement of the Registrant

+10.4    Form of Restricted Stock Agreement of the Registrant

 23.1    Consent of Independent Accountants. . . . . . . . . . . . . . . .          8

 23.2    Consent of Independent Accountants. . . . . . . . . . . . . . . .          9

 23.3    Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5)

 24      Power of Attorney (included on Signature Page)

 _____________
* Filed as Exhibit 10.5 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by this reference.
+ Filed as Exhibit 10.6 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by this reference.